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                                                                   Exhibit 10.35
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                        FACTORING AND SECURITY AGREEMENT

          THIS FACTORING AND SECURITY AGREEMENT is made as of December 28, 2001, by and between INTERNATIONAL FLEX TECHNOLOGIES, INC., a Delaware corporation ("Seller"), and GREENFIELD COMMERCIAL CREDIT, L.L.C., a Michigan limited liability company ("Purchaser").

          1. Definitions. The following terms used herein shall have the following meaning. All capitalized terms not herein defined shall have the meaning set forth in the Uniform Commercial Code:

          "Avoidance Claim" - any claim that any payment received by Purchaser from or for the account of an Account Debtor is avoidable under the Bankruptcy Code or any other debtor relief statute.

          "Books and Records" - all books and records, including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Seller, any computer service bureau or other third party;

          "Clearance Days" - (i) three (3) business days for checks drawn on banks located within the state in which Purchaser has its principal place of business; (ii) seven (7) business days for checks drawn on banks located outside the state in which Purchaser has its principal place of business; (iii) zero (0) business days for any electronic fund transfer.

          "Closed" - a Purchased Account is closed upon the first to occur of
(i) receipt of full payment by Purchaser or (ii) the unpaid Face Amount has been charged to the Reserve Account by Purchaser pursuant to the terms hereof.

          "Collateral" - any collateral now or hereafter described in any form UCC-1 filed against Seller naming Purchaser as the secured party, and all of Seller's right, title and interest in and to the following property, now owned and hereafter acquired:

               All Accounts due Seller from each Designated Account Debtor (including Purchased Accounts which are repurchased by Seller), including, but not limited to, all rights of Seller as a seller of goods, including rights of reclamation, replevin and stoppage in transit, all Books and Records relating thereto and all Proceeds thereof.

          "Designated Account Debtor" - each Account Debtor listed on Schedule A attached hereto and incorporated herein by this reference, including as the same may be amended and restated from time to time in the manner described in Section 17 hereof.

          "Discount Fee" - the Discount Fee Percent multiplied by the original Face Amount of each Purchased Account.

          "Discount Fee Percent" - .75% for each ten (10) days or portion thereof for the first (1st) ninety (90) days after the Purchase Date.
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          "Eligible Account" - an Account which is acceptable for purchase as determined by Purchaser in the exercise of its reasonable sole credit or business judgment and with respect to which all liens and security interests thereon and therein, other than in favor of Purchaser, have been terminated.

          "Events of Default" - See Section 13.

          "Face Amount" - the face amount due on an Account at the time of purchase.

          "Late Charge" - 1.5% for each ten (10) days or portion thereof.

          "Late Payment Date" - the date which is ninety (90) days from the date on which a Purchased Account was Purchased.

          "Maximum Amount" - $4,000,000.00 minus the Sheldahl Factored Amount.

          "Misdirected Payment Fee" - five percent (5%) of the amount of any payment on account of a Purchased Account which has been received by Seller and not delivered in kind to Purchaser within five (5) International Flex Technologies business days following the date of receipt by Seller.

          "Notation" - "This account has been assigned and is payable directly to GREENFIELD COMMERCIAL CREDIT, located at 1301 W. Long Lake Road, Suite 190, Troy, MI 48098, to whom notice of any claim or dispute must be advised, either in writing or by telephone (248-267-6777)."

          "Obligations" - all present and future obligations owing by Seller to Purchaser whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any Bankruptcy Case in which Seller is a Debtor, including but not limited to any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations.

          "Parties" - Seller and Purchaser.

          "Proceeds" - all Proceeds, including, but not limited to, General Intangibles, insurance proceeds, claims against third parties for loss relating to any of the foregoing, Instruments, Letter of Credit Rights, Supporting Obligations, Investment Property and security interests in any property.

          "Purchase Date" - the date on which Seller has been advised in writing that Purchaser has agreed to purchase an Account.

          "Purchase Discount" - the Reserve Percentage multiplied by the original face amount of each Purchased Account.

          "Purchase Price" - the Face Amount less the Purchase Discount.

          "Purchased Accounts" - Accounts purchased hereunder which have not been Repurchased.

          "Purchased Accounts Collateral" - all Purchased Accounts, all Books and Records relating thereto and all Proceeds thereof.

          "Repurchase Amount" - for a Purchased Account, the unpaid Face Amount thereof together with all unpaid fees relating thereto.

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          "Repurchased" - an Account has been repurchased when Seller has paid to Purchaser the then unpaid Face Amount upon demand by Purchaser under the terms hereof.

          "Required Reserve Amount" - the Reserve Percentage multiplied by the unpaid balance of Purchased Accounts plus any Reserves.

          "Reserve Account" - a bookkeeping account on the books of the Purchaser representing an unpaid portion of the Purchase Price, maintained by Purchaser to ensure Seller's performance with the provisions hereof.

          "Reserve Percentage" - 20%.

          "Reserve Shortfall" - the amount by which the Reserve Account is less than the Required Reserve Amount.

          "Reserves" - amounts established by Purchaser in its sole discretion, for, by way of example only and not limitation, the following purposes: payment of fees and expenses due Purchaser under this Agreement, Purchased Accounts which become doubtful as to collection in whole or in part or deductibles with respect to credit insurance claims on Purchased Accounts.

          "Schedule of Accounts" - a form supplied by Purchaser from time to time wherein Seller lists such of its Accounts due from Designated Account Debtors as it requests that Purchaser purchase under the terms of this Agreement.

          "Scheduled Termination Date" - June 28, 2002.

          "Sheldahl Factored Amount" - the total aggregate outstanding Purchase Price of all Purchased Accounts under the Sheldahl Factoring Agreement.

          "Sheldahl Factoring Agreement" - that certain Factoring and Security Agreement between Sheldahl, Inc., a Minnesota corporation, as Seller, and Purchaser dated as of the date hereof, as amended.

          "Seller's DDA" - any demand deposit account maintained by Seller, or represented by an employee of Seller to be maintained by Seller.

          2.    Sale; Purchase Price; Billing; Reserve.

                2.1.     Assignment and Sale.

                         2.1.1.  Seller shall offer to sell to Purchaser as
absolute owner, all of Seller's Accounts due Seller from each Designated Account Debtor by listing them from time to time on Schedules of Accounts, sent by Seller to Purchaser. Credit insurance shall be required, in Purchaser's sole discretion, as a condition of Purchaser's purchase of each Account, the cost of which shall be paid by Seller.

                         2.1.2.  Each Schedule of Accounts shall be accompanied
by such documentation supporting and evidencing the Account as Purchaser shall from time to time request.

                         2.1.3.  Purchaser shall purchase from Seller such
Accounts as Purchaser determines to be Eligible Accounts, so long as the total aggregate outstanding Purchase Price of all Purchased Accounts does not exceed, before and after such purchase, the Maximum Amount.

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                         2.1.4.  Purchaser shall pay the Purchase Price by wire
transfer of immediately available funds, less any amounts due to Purchaser from Seller, including, without limitation, any amounts due under Section 2.3 hereof, of any Purchased Account, to Seller's DDA within two (2) business days of the Purchase Date, whereupon the Accounts shall be deemed purchased hereunder.

               2.2. Billing and Collection. All Account Debtors will be instructed to make payments to Purchaser. As agent for Purchaser, Seller shall send a monthly statement to all Account Debtors itemizing their account activity during the preceding billing period and take other steps necessary to collect the Purchased Accounts in a commercially reasonable manner consistent with past practices; provided that Purchaser, at its option and upon ten (10) days' notice to Seller, may terminate such agency and exclusively perform billing and collection activities, which billing and collection activities shall be performed in a commercially reasonable manner.

               2.3.      Reserve Account.

                         2.3.1.   Purchaser shall establish the Reserve Account
upon the date hereof and credit the Reserve Account in an amount equal to the Face Amount less the Purchase Price of each Purchased Account.

                         2.3.2.   Purchaser shall charge the Reserve Account for
the Discount Fee for each Purchased Account until such Purchased Account is collected or Repurchased, except for any Discount Fees included in any Repurchase Amount charged to the Reserve Account pursuant to Section 5.

                         2.3.3.   Purchaser shall charge the Reserve Account for
each payment to Seller under Section 2.3.6 below.

                         2.3.4.   Purchaser may apply a portion of any Purchase
Price as a credit to the Reserve Account up to the amount of the Reserve Shortfall.

                         2.3.5.   Seller shall pay to Purchaser on demand the
amount of any Reserve Shortfall.

                         2.3.6.   Purchaser shall pay to Seller, upon Seller's
request, any amount by which collected funds in the Reserve Account are greater than the Required Reserve Amount; provided, that Seller shall be entitled to
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make such demand not more than once per week. Upon each such request by Seller,
Purchaser shall calculate and advise Seller of the Required Reserve Amount.

                         2.3.7.   Purchaser may charge the Reserve Account with
any Obligation, including any amounts due from Seller to Purchaser hereunder, including, without limitation, any amounts due Purchaser pursuant to Section 9.8.

                         2.3.8.   Purchaser may pay any amounts due Seller
hereunder by a credit to the Reserve Account.

                         2.3.9.   Upon termination of this Agreement, Purchaser
may retain the Reserve Account for forty-five (45) days after collection or repurchase by Seller of all Purchased Accounts to be applied to payment of any Obligations which were unknown to Purchaser at the time of termination.

     3. Authorization for Purchases. Subject to the terms and conditions of this Agreement, Purchaser is authorized to purchase Accounts upon telephonic, facsimile or other instructions received from Peter J. Duff, Benoit Pouliquen, Owen Gohlke, Dennis Hennesy, James Barnes, David Swenson or

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any officer, employee or representative of Seller who has been identified in writing by Seller to Purchaser as an authorized representative.

     4.        Fees and Expenses.  Seller shall pay to Purchaser:

               4.1. Misdirected Payment Fee. Any Misdirected Payment Fee immediately upon its accrual.

               4.2.   Late Charge.  The Late Charge on:

                      4.2.1. All past due amounts due from Seller to Purchaser hereunder; and

                      4.2.2. The amount of any Reserve Shortfall.

               4.3. Out-of-Pocket Expenses. The out-of-pocket expenses directly incurred by Purchaser in the administration of this Agreement such as wire transfer fees, postage and audit fees. Seller shall not be required to pay for more than two audits per six month period.

     5. Repurchase of Accounts. Purchaser may require that Seller repurchase any Purchased Account, by payment of the Repurchase Amount on demand. Purchaser may require that Seller repurchase all Purchased Accounts upon the occurrence of an Event of Default or upon the termination date of this Agreement, by payment of the aggregate Repurchase Amount for all Purchased Accounts on demand. At Purchaser's option, Purchaser may charge the Reserve Account for the Repurchase Amount for each Purchased Account so required to be repurchased.

     6.        Security Interest.

               6.1. As collateral securing the Obligations, Seller grants to Purchaser a continuing first priority security interest in and to the Collateral.

               6.2. Notwithstanding the creation of the above security interest, the relationship of the parties shall be that of Purchaser and Seller of accounts, and not that of lender and borrower.

     7. Clearance Days. For all purposes under this Agreement, Clearance Days will be added to the date on which any payment is received by Purchaser.

     8.        Authorization to Purchaser.

               8.1. Seller hereby irrevocably authorizes Purchaser at Seller's expense, to reasonably exercise at any time any of the following powers until all of the Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in the name of Purchaser or Seller, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to Purchased Accounts Collateral, (b) take or bring, in the name of Purchaser or Seller, all steps, actions, suits or proceedings deemed by Purchaser necessary or desirable to effect collection of or other realization upon Purchased Accounts Collateral, (c) after an Event of Default, change the address for delivery of mail to Seller and to receive and open mail addressed to Seller which is related to the Purchased Accounts, (d) after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Purchased Accounts Collateral which includes a monetary obligation and discharge or release any account debtor or other obligor (including filing of any public record releasing any lien granted to Seller by such account debtor), without affecting any of the Obligations, (e) execute in the name of Seller and file against Seller in favor

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of Purchaser financing statements or amendments with respect to Purchased
Accounts Collateral, (f) pay any sums necessary to discharge any lien or encumbrance which is senior to Purchaser's security interest in the Purchased Accounts Collateral, which sums shall be included as Obligations hereunder, and in connection with which sums the Late Charge shall accrue and shall be due and payable, (g) file in the name of Seller or Purchaser or both, (1) mechanics lien or related notices or (2) claims under any payment bond, in connection with goods or services sold by Seller in connection with the improvement of realty, and (h) notify any Account Debtor obligated with respect to any Account, that the underlying Account has been assigned to Purchaser by Seller and that payment thereof is to be made to the order of and directly and solely to Purchaser.

          8.2. Seller hereby releases Purchaser, its officers, employees and designees, from any liability arising from any acts under this Agreement or in furtherance thereof whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct or gross negligence. In no event will Purchaser have any liability to Seller for lost profits or other special or consequential damages. Without limiting the generality of the foregoing, Seller releases Purchaser from any claims which Seller may now or hereafter have arising out of Purchaser's endorsement and deposit of checks issued by Seller's customers stating that they were in full payment of an account, but issued for less than the full amount which may have been owed on the account.

          8.3. Seller authorizes Purchaser to reasonably accept, indorse and deposit on behalf of Seller any checks tendered by an account debtor "in full payment" of its obligation to Seller. Seller shall not assert against Purchaser any claim arising therefrom, irrespective of whether such action by Purchaser effects an accord and satisfaction of Seller's claims, under (S)3-311 of the Uniform Commercial Code, or otherwise.

          8.4. ACH Authorization. In order to satisfy any of the Obligations, Purchaser is hereby authorized by Seller to initiate electronic debit or credit entries through the ACH system to Seller's DDA or any other deposit account maintained by Seller wherever located. Seller may only terminate this authorization by giving Purchaser thirty (30) days prior written notice of termination.

     9.   Covenants By Seller.

          9.1. After written notice by Purchaser to Seller, and automatically, without notice, after an Event of Default, Seller shall not, without the prior written consent of Purchaser in each instance, (a) grant any extension of time for payment of any of the Purchased Accounts Collateral which includes a monetary obligation, (b) compromise or settle any of the Purchased Accounts Collateral for less than the full amount thereof, (c) release in whole or in part any account debtor or other person liable for the payment of any of the Purchased Accounts Collateral, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the Purchased Accounts Collateral.

          9.2. From time to time as requested by Purchaser, at the sole expense of Seller, Purchaser or its designee shall have access, during reasonable business hours not more frequently than quarterly if prior to an Event of Default and at any time if on or after an Event of Default, to all premises where Purchased Accounts Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Purchased Accounts Collateral, including Books and Records, and Seller shall permit Purchaser or its designee to make copies of such Books and Records or extracts therefrom as Purchaser may request. The fee for each such examination shall be $1,000.00 per day plus expenses. Without expense to Purchaser, after an Event of Default, Purchaser may use any of Seller's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on the Purchased Accounts Collateral as Purchaser, in its sole discretion, deems appropriate. Seller hereby irrevocably

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authorizes all accountants and third parties to disclose and deliver to
Purchaser at Seller's expense all financial information, books and records, work papers, management reports and other information in their possession relating to Purchased Accounts Collateral.

          9.3. Before sending any invoice evidencing an Account to an Account Debtor, Seller shall mark same with the Notation, or such other notation as Purchaser shall have advised Seller in writing.

          9.4. Seller shall pay when due all payroll and other taxes, and shall provide proof thereof to Purchaser in such form as Purchaser shall reasonably require.

          9.5. Seller shall not create, incur, assume or permit to exist any lien upon or with respect to any Purchased Accounts Collateral now owned or hereafter acquired by Seller.

          9.6. Seller shall maintain insurance on all insurable property owned or leased by Seller in the manner, to the extent and against at least such risks (in any event, including but not limited to fire and business interruption insurance) as usually maintained by owners of similar businesses and properties in similar geographic areas.

          9.7. Notwithstanding that Seller has agreed to pay the Misdirected Payment Fee pursuant to Section 4.1 hereof, Seller shall deliver in kind to Purchaser on the next banking day following the date of receipt by Seller of the amount of any payment on account of a Purchased Account.

          9.8. Seller shall indemnify Purchaser from any loss arising out of the assertion of any Avoidance Claim. Seller shall notify Purchaser within two business days of it becoming aware of the assertion of an Avoidance Claim.

          9.9. Seller shall furnish Buyer within thirty (30) days after the end of each month an internally prepared income statement and balance sheet prepared on a basis consistent with such statement prepared in prior months and in accordance with generally accepted accounting principles and within ninety
(90) days after the end of each fiscal year of Seller, Seller's financial statements audited by independent, certified public accountants and prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior year-end statements.

     10. Account Disputes. Seller shall notify Purchaser promptly of and, if requested by Purchaser, will settle all disputes concerning any Purchased Account, at Seller's sole cost and expense. However, Seller shall not, without Purchaser's prior written consent, compromise or adjust any Purchased Account or grant any additional discounts, allowances or credits thereon. Purchaser may, but is not required to, attempt to settle, compromise, or litigate (collectively, "Resolve") the dispute upon such terms as Purchaser in its sole discretion deem advisable, for Seller's account and risk and at Seller's sole expense. Upon the occurrence of an Event of Default, Purchaser may Resolve such issues with respect to any Purchased Account.

     11.  Perfection of Security Interest.  Seller hereby authorizes
Purchaser to file such documents and instruments, including, without limitation, Uniform Commercial Code financing statements, as Purchaser may deem necessary from time to time in order to evidence and perfect its security interest in any Collateral securing the Obligations.

     12.  Representation and Warranty. Seller represents and warrants that:

          12.1. it is fully authorized to enter into this Agreement and to perform hereunder;

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          12.2.  this Agreement constitutes its legal, valid and binding obligation; and

          12.3. Seller is solvent and in good standing in the State of its organization.

     13.  Default.

          13.1. Events of Default. The following events will constitute an Event of Default hereunder: (a) Seller defaults in the payment of any Obligations or in the performance of any provision hereof or of any other agreement now or hereafter entered into with Purchaser, or any warranty or representation contained herein proves to be false in any material respect, (b) Seller becomes subject to any debtor-relief proceedings, (c) Purchaser for any reason, in good faith, deems itself insecure with respect to the prospect of repayment or performance of the Obligations.

          13.2. Waiver of Notice. SELLER WAIVES ANY REQUIREMENT THAT PURCHASER INFORM SELLER BY AFFIRMATIVE ACT OR OTHERWISE PRIOR TO ANY ACCELERATION OF SELLER'S OBLIGATIONS HEREUNDER. FURTHER, PURCHASER'S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY "DEFAULT" OR "PAST DUE" RATE SHALL NOT BE DEEMED A WAIVER BY PURCHASER OF ITS CLAIM THERETO.

          13.3.  Effect of Default.

                 13.3.1. Upon the occurrence of any Event of Default, in addition to any rights Purchaser has under this Agreement or applicable law, Purchaser may immediately terminate this Agreement, at which time all Obligations shall become immediately due and payable without notice.

                 13.3.2. The Late Charge shall accrue and be payable on demand on any Obligation not paid when due.

     14. Account Stated. Purchaser shall render to Seller a statement setting forth the transactions arising hereunder. Each statement shall be considered correct and binding upon Seller as an account stated, except to the extent that Purchaser receives, within sixty (60) days after the mailing of such statement, written notice from Seller of any specific exceptions by Seller to that statement, and then it shall be binding against Seller as to any items to which it has not objected.

     15. Waiver. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Purchaser may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Purchaser of any breach or default by Seller hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Purchaser hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies which Purchaser would otherwise have. Any waiver, permit, consent or approval by Purchaser of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

     16. Effective Date; Termination. This Agreement will be effective when accepted by Purchaser and will continue in full force and effect until the Scheduled Termination Date. Seller or Purchaser may terminate this Agreement prior to the Scheduled Termination Date at any time upon ten (10) days notice.

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     17.  Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given. Amendments and restatements of Schedule A for the purpose of adding or deleting Designated Account Debtors may be made by the execution by Seller and Purchaser of an amended and restated Schedule A bearing the effective date thereof, the date of execution thereof and sequentially designated as the First Amended and Restated Schedule A, etc.

     18. No Lien Termination Without Release. In recognition of the Purchaser's right to have its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Seller, Purchaser shall not be required to record any terminations or satisfactions of any of Purchaser's liens on the Collateral unless and until Seller has executed and delivered to Purchaser a general release in a form reasonably satisfactory to Purchaser. Seller understands that this provision constitutes a waiver of its rights under (S)9-509 of the UCC.

     19. Conflict. Unless otherwise expressly stated in any other agreement between Purchaser and Seller, if a conflict exists between the provisions of this Agreement and the provisions of such other agreement, the provisions of this Agreement shall control.

     20. Survival. All representations, warranties and agreements herein contained shall be effective so long as any portion of this Agreement remains executory.

     21. Severability. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     22. Enforcement. This Agreement and all agreements relating to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly.

     23. Relationship of Parties. The relationship of the parties hereto shall be that of a seller and a purchaser of accounts, and neither party is or shall be deemed a fiduciary of or to the other.

     24.  Attorneys Fees. Seller agrees to reimburse Purchaser on demand for:

          24.1. The actual amount of all costs and expenses, including reasonable attorneys' fees, which Purchaser has incurred or may incur in:

                 24.1.1. Negotiating, preparing, or administering this Agreement and any documents prepared in connection herewith, all of which shall be paid contemporaneously with the execution hereof;

                 24.1.2.  Any way arising out of this Agreement;

                 24.1.3. Protecting, preserving or enforcing any lien, security interest or other right granted by Seller to Purchaser or arising under applicable law, whether or not suit is brought, including but not limited to the defense of any Avoidance Claims;

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          24.2.  The actual costs, including photocopying (which, if performed by Purchaser's employees, shall be at the rate of $.10/page), travel, and attorneys' fees and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which Seller is a party;

          24.3. The actual amount of all costs and expenses, including attorneys' fees, which Purchaser may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Seller, including those (i) arising out the automatic stay, (ii) seeking dismissal or conversion of the bankruptcy proceeding or (iii) opposing confirmation of Seller's plan thereunder.

Any such costs and expenses incurred subsequent to the execution hereof shall become part of the Obligations when incurred and may be added to the outstanding principal amount due hereunder.

     25. Entire Agreement. This Agreement supersedes all prior or contemporaneous agreements and understandings between said parties, verbal or written, express or implied, relating to the subject matter hereof. No promises of any kind have been made by Purchaser or any third party to induce Seller to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

     26. Choice of Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the State of Michigan.

     27. JURY TRIAL WAIVER. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR
(B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH
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ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A
-----------------------------------------------------------------------------
JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND
-------------------------------------------
CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     28. Venue; Jurisdiction. The parties agree that any suit, action or proceeding arising out of the subject matter hereof, or the interpretation, performance or breach of this Agreement, shall, if Purchaser so elects, be instituted in the United States District Court for the Eastern District of Michigan or any court of the State of Michigan located in Oakland County (the "Acceptable Forums"), each party agrees that the Acceptable Forums are convenient to it, and each party irrevocably submits to the jurisdiction of the Acceptable Forums, irrevocably agrees to be bound by any judgment rendered
                   -------------------------------------------------------
thereby in connection with this Agreement, and waives any and all objections to
-----------------------------------------
jurisdiction or venue that it may have under the laws of the State of Michigan or otherwise in those courts in any such suit, action or proceeding. Should such proceeding be initiated in any other forum, Seller waives any right to oppose any motion or application made by Purchaser as a consequence of such proceeding having been commenced in a forum other than an Acceptable Forum.

     29.  Notice.

          29.1. All notices required to be given to any party shall be deemed given upon the first to occur of (i) two (2) business days' deposit thereof in a receptacle under the control of the United States Postal Service, (ii) transmittal by electronic means to a receiver under the control of such party, or (iii) actual receipt by such party or an employee or agent of such party.

          29.2. For the purposes hereof, notices hereunder shall be sent to the following addresses, or to such other addresses as each such party may in writing hereafter indicate:

SELLER

ADDRESS:                     1093 Clark Street
                             Endicott, New York 13760
OFFICER:                     Peter J. Duff
FAX NUMBER:                  507-663-8545

PURCHASER

ADDRESS:                     1301 W. Long Lake Road, Suite 190
                             Troy, Michigan 48098
OFFICER:                     Steven B. Tomasello
FAX NUMBER:                  248-267-6780

     30. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this agreement on the day and year first above written.

SELLER:                       INTERNATIONAL FLEX TECHNOLOGIES, INC.,
                              a Delaware corporation


                              By:   /s/ Peter J. Duff
                                 -------------------------------
                                     Peter J. Duff
                              Its:   Chief Financial Officer

STATE OF MINNESOTA  )
                    ) SS.
COUNTY OF RICE      )

     On the 28th day of December, 2001, before me, a Notary Public in and for said county and state, personally appeared Peter J. Duff, Chief Financial Officer of International Flex Technologies, Inc., a Delaware corporation, known to me to be the person who executed the within instrument on behalf of said corporation and acknowledged that he executed the same as his free act and deed on behalf of said corporation

                                         /s/ Debra K. Larson
                                      ----------------------------
                                      Notary Public

PURCHASER:                    GREENFIELD COMMERCIAL CREDIT, L.L.C.,
                              a Michigan limited liability company
                              By:   GCC Management, Inc.
                              Its:  Manager


                              By:   /s/ Donald G. Barr, Jr.
                                    -------------------------------
                                     Donald G. Barr, Jr.
                              Its:   President

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